Exhibit 99

P. O. BOX 10 — MARTINS FERRY, OHIO 43935 — Phone: 740/633-BANK            Fax:740/633-1448

We are United to Better Serve You

PRESS RELEASE

United Bancorp, Inc. 201 South 4th at Hickory Street, Martins Ferry, OH 43935

Contact:	James W. Everson	Randall M. Greenwood
	Chairman and CEO	Senior Vice President, CFO and Treasurer
Phone:	(740) 633-0445 Ext. 6120	(740) 633-0445 Ext. 6181
	ceo@unitedbancorp.com	cfo@unitedbancorp.com

FOR IMMEDIATE RELEASE:     11:00 AM October 23, 2013

Subject:	United Bancorp, Inc. Reports Earnings of $2,013,000 for the Nine Months Ended September 30, 2013 up 3.6% as compared to the Nine Months Ended September 30, 2012

MARTINS FERRY, OHIO ¿¿¿ United Bancorp, Inc. (NASDAQ: UBCP), headquartered in Martins Ferry, Ohio reported net income of $2,013,000 for the nine months ended September 30, 2013 compared to $1,943,000 for the nine month period ended September 30, 2012, an increase of 3.6%. The Company’s diluted earnings per share was $0.41 for the nine months ended September 30, 2013 compared to $0.39 for the same period in 2012. The Company reported net income of $1,079,000 for the three months ended September 30, 2013 compared to $450,000 for the same three month period ended September 30, 2012. From a quarterly perspective, net income has increased for the fourth consecutive quarter and is up by approximately $610,000 on a linked quarter basis. The Company’s diluted earnings per share was $0.22 for the three months ended September 30, 2013 compared to $0.09 for both the linked three month period ending June 30, 2013 and the same three month period ended September 30, 2012. Several factors attributed to the increase in earnings during the nine months and three months ended September 30, 2013 as explained in detail below.

Randall M. Greenwood, Senior Vice President, CFO and Treasurer remarked, “The Company’s net income realized for the nine months ended September 30, 2013 generated an annualized 0.63% return on average assets (“ROA”) and a 7.23% return on average equity (“ROE”) compared to a ROA of 0.61% and a ROE of 7.10% for the nine months ended September 30, 2012. The Company’s net interest margin year over year was impacted by the previously reported conservative posturing relating to the management of its investment portfolio due to the Government’s ongoing zero rate monetary policy. The current Federal Reserve monetary policy, now in its fifth year, continues to make it extremely risky for a financial institution to generate a normalized historic return without taking on an excessive amount of interest rate risk. With the Federal Reserve’s present monetary policy leading to higher yielding securities being called, the Company’s nine-month average investments declined $43.4 million from September 30, 2012 to the same period in 2013, reducing the net interest margin to 3.59% as of September 30, 2013 compared to 3.90% for the period ended September 30, 2012. This decline in margin is attributed to the continued downward re-pricing of its assets in this sustained low rate environment. As securities were called, the Company’s liquidity was invested in short term, lower yielding investment alternatives such as cash and due from the Federal Reserve Bank which increased on a nine month average balance comparison by $22.3 million from September 30, 2012 to September 30, 2013. To help offset the downward pressure on the margin, the Company continued its focus on putting funds to work in higher yielding quality loans. Gross loans were up $11.8 million year over year to a level of $298.1 million as of September 30, 2013. During this same period, the Company’s credit quality improved as non-accrual loans were down $746,000 to a level of $2.8 million and net loans charged off were down by $160,000 to a level of $757,000. Looking at current credit quality trends, loans past due thirty plus days declined by $652,000 or 34% from September 30, 2012 to the same period in 2013. Even with this improvement in credit quality, the Company continued to provide an increased provision for loan losses which was $1.1 million as September 30, 2013 compared to $769,000 as of September 30, 2012, up $244,000. The provision for loan losses was increased due to the credit uncertainty of several commercial relationships and for losses associated with the Company’s Overdraft Privilege Program. Year over year the provision for losses as it relates to the Company’s Overdraft Privilege Program increased $74,000 as a result of a customer marketing strategy that has added approximately 1,800 new demand deposit accounts now eligible for this Overdraft Privilege Program. As previously discussed last quarter, the Company continues to see positive results related to service charge income on these new accounts. This increased loan loss provision net of loans charged off resulted in a total allowance for loan losses to total loans of 0.99% and the total allowance for loan losses to non-accrual loans of 1.05%, both positively increasing from levels of 0.97% and 0.78% respectively as of September 30, 2012. With this continued trend of overall credit quality improvement, the Company projects a decrease of its provision for loan losses which will have a positive impact on future earnings. During the third quarter, the Company recorded $935,000 of a BOLI benefit in excess of the surrender charge.

On the liability side of the balance sheet, the Company continued to see a positive return on its strategy of attracting additional customers into lower cost funding accounts while allowing higher cost funding to run off. While year to year low cost funding consisting of demand and savings deposits decreased by over $27.1 million from September 30, 2012 to September 30, 2013, this decrease was the result of several larger accounts that were only expected to be held for a short term basis. On a positive note, higher costing time deposit balances decreased by over $25.4 million during this same period helping to reduce overall interest expense levels. As previously mentioned, the Company continued to see the positive effect of attracting a higher number of transaction accounts resulting in an increase of $190,000 in service charges on deposit accounts on a year over year basis as of September 30, 2013. It is projected this trend will continue even with the Government mandated regulations relating to the Dodd-Frank Act being more fully implemented. This will have a limiting effect on the level of revenue realized per account but will be offset by the Company’s focus on attracting a higher number of transaction accounts that can generate fee based income. Noninterest expense increased on a year over year basis by $679,000 or 6.86%. This increase is attributed to several factors including: higher incentives paid to loan officers relating to the increase in loan originations; ever-increasing health care and benefits costs; additional provision for losses on impairment of foreclosed real estate and the opening of the Company’s new Retail Banking and Training Center located on the west-side of the highly appealing St. Clairsville, Ohio market.” Greenwood concluded, “With this new facility which opened toward the end of the second quarter of 2013, the significant liquid position in cash and cash equivalents that can be invested in future periods at higher yields as market conditions improve, the continuing growth in service charge income and the potential of a lower loan loss provision, we are projecting continued improvement in our profitability.”

James W. Everson, Chairman and CEO stated, “Our mantra in our earnings releases for the past three quarters has centered on the fact we are managing our balance sheet causing ‘short term pain for long term gain’. As stated above, our conservative risk management of keeping our liquidity in lower yielding short term investments has stifled our recent earnings reports, yet continues to be prudent with the anticipation of interest rate increases as the Federal Reserve eases out of its current monetary policy. At present, we continue to aggressively make loans in our banking communities and continue to resist seeking a higher return by stretching maturities on our investment portfolio until we have a clearer definition of the Federal Reserve’s direction. By investing in longer maturity securities today, we would expose our shareholders to losses in capital and earnings when interest rates normalize upward. As you can see in our financial statements, this conservative investment strategy has helped us preserve our book value, which improved on a year over year basis from $7.62 to $7.72. Some of our peers have seen an erosion of their book value due to the book losses that have occurred within their investment portfolios over the past twelve months resulting from investment strategies that stretched for yield in a lower interest rate environment as interest rates moderated slightly upward. We continue to be satisfied with our current strategy to cover our overhead, provide for a proper amount of capital and reserves and make our dividend payment which continues to be generous in today’s market with a current yield of 4.2%. We project our strategy will be proven right as we have seen within the past quarter this negative effect that rising rates can have on the valuations of investment portfolios, capital bases and book values. Being a strong and profitable Company in this presently changing banking environment and rewarding our owners with solid growth in their shareholder value continues to be our priority and our long term focus.”

United Bancorp, Inc. is headquartered in Martins Ferry, Ohio with total assets of approximately $400.1 million and total shareholder’s equity of approximately $37.1 million as of September 30, 2013. Through its single bank charter with its twenty banking offices and an operations center, The Citizens Savings Bank through its Community Bank Division serves the Ohio Counties of Athens, Fairfield and Hocking and through its Citizens Bank Division serves Belmont, Carroll, Harrison, Jefferson and Tuscarawas. United Bancorp, Inc. is a part of the Russell Microcap Index and trades on The NASDAQ Capital Market tier of the NASDAQ Stock Market under the symbol UBCP, Cusip #909911109.

Certain statements contained herein are not based on historical facts and are “forward-looking statements” within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements, which are based on various assumptions (some of which are beyond the Company’s control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, changes in the financial and securities markets, including changes with respect to the market value of our financial assets, and the availability of and costs associated with sources of liquidity. The Company undertakes no obligation to update or carry forward-looking statements, whether as a result of new information, future events or otherwise.

United Bancorp, Inc. “UBCP” For the Three Months Ended September 30,	%
2013	2012	Change
Earnings
Interest income on loans	$3,716,158	$3,870,115	-3.98%
Loan fees	280,179	287,827	-2.66%
Interest income on securities	234,458	389,824	-39.86%

Total interest income	4,230,795	4,547,766	-6.97%
Total interest expense	750,102	952,336	-21.24%

Net interest income	3,480,693	3,595,430	-3.19%
Provision for loan losses	354,059	267,734	32.24%
Net interest income after provision for loan losses	3,126,634	3,327,696	-6.04%
Service charges on deposit accounts	627,484	499,578	25.60%
Net realized gains on sale of loans	4,205	5,129	-18.02%
BOLI benefit in excess of surrender value	935,000	—	N/A
Other noninterest income	224,810	218,065	3.09%
Total noninterest income	1,791,499	722,772	147.87%
FDIC insurance premiums	74,399	72,294	2.91%
Provision for losses on impairment of foreclosed real estate	219,750	25,670	N/A
Other noninterest expense
(Excluding FDIC insurance premiums and provision for losses on impairment of foreclosed real estate)	3,538,661	3,383,618	4.58%
Total noninterest expense	3,832,810	3,481,582	10.09%
Income tax expense	6,518	118,428	-94.50%

Net income	$1,078,805	$450,458	139.49%
Unrealized holding losses on securities during the period, net of tax benefits of $(54,610) and $(21,310)	(106,008)	(40,367)	N/A
Comprehensive income	$972,797	$410,091	N/A
Per share
Earnings per common share - Basic	$0.22	$0.09	144.44%
Earnings per common share - Diluted	0.22	0.09	144.44%
Cash Dividends paid	0.07	0.07	0.00%
Shares Outstanding
Average - Basic	4,804,957	4,784,815	—
Average - Diluted	4,864,621	4,854,641	—

For the Nine Months Ended September 30,	%
2013	2012	Change
Earnings
Interest income on loans	$11,164,776	$11,743,037	-4.92%
Loan fees	801,017	793,943	0.89%
Interest income on securities	806,885	1,331,635	-39.41%

Total interest income	12,772,678	13,868,615	-7.90%
Total interest expense	2,374,772	2,978,122	-20.26%

Net interest income	10,397,906	10,890,493	-4.52%
Provision for loan losses	1,013,106	768,773	31.78%
Net interest income after provision for loan losses	9,384,800	10,121,720	-7.28%
Service charges on deposit accounts	1,706,467	1,516,029	12.56%
Net realized gains on sale of loans	54,545	14,476	276.80%
BOLI Benefit in excess of surrender value	935,000	—	N/A
Net realized loss on sale of other real estate and repossessions	(15,419)	(5,797)	165.98%
Other noninterest income	647,854	615,930	5.18%
Total noninterest income	3,328,447	2,140,638	55.49%
FDIC insurance premiums	230,839	214,637	7.55%
Provision for losses on impairment of foreclosed real estate	230,090	77,830	195.63%
Other noninterest expense
(Excluding FDIC insurance premiums and provision for losses on impairment of foreclosed real estate)	10,103,900	9,603,975	5.21%
Total noninterest expense	10,575,169	9,896,442	6.86%
Income tax expense	124,800	423,120	-70.50%

Net income	$2,013,278	$1,942,796	3.63%
Unrealized holding losses on securities during the period, net of tax benefits of $(309,578) and $(49,430)	(600,945)	(95,954)	N/A
Comprehensive income	$1,412,333	$1,846,842	N/A
Per share
Earnings per common share - Basic	$0.41	$0.39	5.13%
Earnings per common share - Diluted	0.41	0.39	6.15%
Cash dividends paid	0.21	0.35	-40.00%
Book value (end of period)	7.72	7.62	1.31%
Shares Outstanding
Average - Basic	4,805,811	4,778,577	—
Average - Diluted	4,865,475	4,849,179	—
At quarter end
Total assets	$400,081,381	$460,316,292	-13.09%
Total assets (average)	423,371,000	425,007,000	-0.38%
Other real estate and repossessions	2,265,515	1,957,713	15.72%
Gross loans	298,108,752	286,321,915	4.12%
Allowance for loan losses	2,964,519	2,773,345	6.89%
Net loans	295,144,233	283,548,570	4.09%
Net loans charged off	756,632	916,469	-17.44%
Non-accrual loans	2,814,229	3,560,461	-20.96%
Loans past due 30+ days (excludes non accrual loans)	1,280,229	1,932,188	-33.74%
Average loans	295,965,000	280,493,000	5.52%
Cash and due from Federal Reserve Bank	41,217,822	102,236,090	-59.68%
Average cash and due from Federal Reserve Bank	64,582,000	42,312,000	52.63%
Securities and other required stock	34,947,821	46,921,113	-25.52%
Average securities and other required stock	36,961,000	80,396,000	-54.03%
Intangible asset	215,280	124,929	72.32%
Mortgage servicing asset	91,387	334,320	-72.66%
Total deposits	317,482,766	369,984,752	-14.19%
Non interest bearing demand	63,283,722	87,823,633	-27.94%
Interest bearing demand	103,231,738	107,578,495	-4.04%
Savings	68,333,984	66,551,223	2.68%
Time	82,633,322	108,031,401	-23.51%
Repurchase agreements	10,529,302	13,706,427	-23.18%
Advances from the Federal Home Loan Bank	27,146,312	32,624,704	-16.79%
Shareholders’ equity	37,113,206	36,520,361	1.62%
Shareholders’ equity (average)	37,118,000	36,501,638	1.69%
Stock data
Market value - last close (end of period)	$6.67	$7.10	-6.06%
Dividend payout ratio	50.72%	89.74%	-43.48%
Price earnings ratio	12.58	x	14.79	x	-14.92%
Key performance ratios
Return on average assets (ROA)	0.63%	0.61%	0.02%
Return on average equity (ROE)	7.23%	7.10%	0.13%
Net interest margin (federal tax equivalent)	3.59%	3.90%	-0.32%
Interest expense to average assets	0.75%	0.93%	-0.18%
Total allowance for loan losses to nonaccrual loans	105.34%	77.89%	27.45%
Total allowance for loan losses to total loans	0.99%	0.97%	0.02%
Nonaccrual loans to total loans	0.94%	1.24%	-0.30%
Nonaccrual assets to average assets	1.20%	1.30%	-0.10%
Net charge-offs to average loans	0.26%	0.33%	-0.07%
Equity to assets at period end	9.28%	7.93%	1.35%

United Bancorp, Inc. “UBCP” For Three Months Ended
September 30, 2013	June 30, 2013	% Change
Earnings
Interest income on loans	$3,716,158	$3,706,081	0.27%
Loan fees	280,179	266,752	5.03%
Interest income on securities	234,458	250,085	-6.25%

Total interest income	4,230,795	4,222,918	0.19%
Total interest expense	750,102	794,410	-5.58%

Net interest income	3,480,693	3,428,508	1.52%
Provision for loan losses	354,059	340,019	4.13%
Net interest income after provision for loan losses	3,126,634	3,088,489	1.24%
Service charge on deposit account	627,484	586,555	6.98%
Net realized gains on sale of loans	4,205	23,777	-82.31%
BOLI Benefit in excess of surrender value	935,000	—	N/A
Net realized loss on sale of foreclosed real estate	—	(15,419)	N/A
Other noninterest income	224,810	201,380	11.63%
Total noninterest income	1,791,499	796,293	124.98%
Deposit insurance premiums	74,399	74,400	0.00%
Provision for losses on foreclosed real estate	219,750	10,340	N/A
Noninterest expense (excluding deposit insurance premiums and provision for losses on impairment on foreclosed real estate)	3,538,661	3,249,328	8.90%
Total noninterest expense	3,832,810	3,334,068	14.96%
Income tax expense	6,518	81,514	-92.00%

Net income	$1,078,805	$469,200	129.92%
Key performance data
Earnings per common share - Basic	$0.22	$0.10	120.00%
Earnings per common share - Diluted	0.22	0.09	144.44%
Cash dividends paid	0.07	0.07	0.00%
Stock data
Dividend payout ratio	31.82%	70.00%	-38.18%
Price earnings ratio	12.58	x	17.26	x	-27.09%
Market price to book value	87%	96%	-8.84%
Annualized yield based on quarter end close	4.20%	3.86%	8.70%
Market value - last close (end of period)	6.67	7.25	-8.00%
Book value (end of period)	7.65	7.58	0.92%
Shares Outstanding
Average - Basic	4,804,957	4,802,987	—
Average - Diluted	4,864,621	4,862,910	—
Common stock, shares issue	5,375,304	5,375,304	—
Shares held as treasury stock	12,496	12,496	—
Return on average assets (ROA)	0.63%	0.44%	0.20%
Return on average equity (ROE)	7.23%	5.15%	2.08%
At quarter end
Total assets	$400,081,381	$414,589,078	-3.50%
Total assets (average)	423,371,000	428,358,000	-1.16%
Cash and due from Federal Reserve Bank	41,217,822	58,557,818	-29.61%
Average cash and due from Federal Reserve Bank	64,582,000	69,287,000	-6.79%
Securities and other restricted stock	34,947,821	35,102,802	-0.44%
Average securities and other restricted stock	36,961,000	37,972,000	-2.66%
Other real estate and repossessions	2,265,515	2,349,765	-3.59%
Gross loans	298,108,752	296,071,664	0.69%
Average loans	295,965,000	295,455,000	0.17%
Allowance for loan losses	2,964,519	3,267,549	-9.27%
Net loans	295,144,233	292,804,115	0.80%
Net loans charged-off	657,090	46,208	1322.03%
Non-accrual loans	2,814,229	3,565,448	-21.07%
Loans past due 30+ days (excludes non accrual loans)	1,280,229	2,024,832	-36.77%
Intangible asset	215,280	245,040	-12.14%
Mortgage servicing asset	91,387	99,710	-8.35%
Total deposits
Non interest bearing demand	63,283,722	67,573,848	-6.35%
Interest bearing demand	103,231,738	101,520,983	1.69%
Savings	68,333,984	68,438,359	-0.15%
Time	82,633,322	88,478,366	-6.61%
Total deposits	317,482,766	326,011,556	-2.62%
Advances from the Federal Home Loan Bank	27,146,312	32,254,442	-15.84%
Repurchase agreements	10,529,302	12,228,083	-13.89%
Shareholders’ equity	37,113,206	36,424,416	1.89%
Shareholders’ equity (average)	37,118,000	36,426,000	1.90%
Key performance ratios
Net interest margin (Federal tax equivalent)	3.59%	3.59%	0.00%
Interest expense to average assets	0.71%	0.74%	-0.03%
Total allowance for loan losses to nonaccrual loans	105.34%	91.64%	13.70%
Total allowance for loan losses to total loans	0.99%	1.10%	-0.11%
Nonaccrual loans to total loans	0.94%	1.20%	-0.26%
Nonaccrual assets to total assets	1.27%	1.43%	-0.16%
Net charge-offs to average loans	0.22%	0.06%	0.16%
Equity to assets at period end	9.28%	8.79%	0.49%